SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2004

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

and

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective October 1, 2004, Northwest Natural Gas Company (NW Natural or Company) entered into lines of credit with each of JP Morgan Chase Bank, U.S. Bank National Association, Bank of America, N.A. and Wells Fargo Bank, totaling $150 million in aggregate. Half of the credit facility with each bank, totaling $75 million, is committed and available through September 30, 2005, and the other $75 million is committed and available through September 30, 2007. JP Morgan Chase Bank, U.S. Bank National Association and Bank of America, N.A. have each committed $20 million for each of their 2005 and 2007 lines of credit and Wells Fargo Bank has committed $15 million for each of its 2005 and 2007 lines of credit.

Before drawing upon the three-year portions of the credit lines, totaling $75 million, NW Natural is seeking approval from the Oregon Public Utility Commission and the Washington Utilities and Transportation Commission with respect to its notes relating to the three-year commitments. Filings were made on October 6, 2004 and NW Natural expects that it will be able to secure such approvals.

Under the terms of these lines of credit, NW Natural pays commitment fees but is not required to maintain compensating bank balances. The interest rates on any outstanding borrowings under these lines of credit are based on current market rates. There were no outstanding balances on the NW Natural lines of credit at October 1, 2004.

NW Natural’s lines of credit require that credit ratings be maintained in effect at all times and that notice be given of any change in its senior unsecured debt ratings by Moody’s or Standard & Poors. A change in NW Natural’s credit rating is not an event of default, nor is the maintenance of a specific minimum level of credit rating a condition to drawing upon the lines of credit. However, interest rates on any loans outstanding under NW Natural’s bank lines are tied to credit ratings, which would increase or decrease the cost of any outstanding bank debt when ratings are changed.

The lines of credit require the Company to maintain an indebtedness to total capitalization ratio of 65 percent or less and to maintain a consolidated net worth at least equal to 80 percent of its net worth at September 30, 2004, plus 50 percent of the Company’s net income for each subsequent fiscal quarter. NW Natural was in compliance with equivalent covenants in the prior year’s lines of credit at June 30, 2004, with a net worth on a consolidated basis of $563,004,000 compared to a required $418,112,300 and an indebtedness to total capitalization ratio of 47.3 percent. Failure to comply with either of these covenants would entitle the banks to terminate their lending commitments and to accelerate the maturity of all amounts outstanding.

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NW Natural’s primary source of short-term funds is from the sale of commercial paper notes payable. NW Natural’s commercial paper outstanding is supported by the lines of credit described above. In addition to issuing commercial paper to meet seasonal working capital requirements, NW Natural also issues commercial paper to fund capital requirements, which is periodically refinanced through the sale of long-term debt or equity securities. NW Natural has not issued commercial paper with amounts outstanding in excess of its committed lines of credit.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Form of Credit Agreement between Northwest Natural Gas Company and each of JP Morgan Chase Bank, U.S. Bank National Association, Bank of America, N.A. and Wells Fargo Bank, dated as of October 1, 2004, including Form of Note

Forward-Looking Statements

This report and other presentations made by the Company from time to time may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements that are other than statements of historical facts. The Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the following important factors, among others, that could cause the actual results of the Company to differ materially from those projected in such forward-looking statements: (i) prevailing state and federal governmental policies and regulatory actions, including those of the Oregon Public Utility Commission, the Washington Utilities and Transportation Commission and the U.S. Department of Transportation’s Office of Pipeline Safety, with respect to allowed rates of return, industry and rate structure, purchased gas and investment recovery, acquisitions and dispositions of assets and facilities, operation and construction of plant facilities, the maintenance of pipeline integrity, present or prospective wholesale and retail competition, changes in tax laws and policies and changes in and compliance with environmental and safety laws, regulations and policies; (ii) weather conditions and other natural phenomena; (iii) unanticipated population growth or decline, and changes in market demand caused by changes in demographic or customer consumption patterns; (iv) competition for retail and wholesale customers; (v) pricing of natural gas relative to other energy sources; (vi) risks relating to dependence on a single pipeline transportation provider for natural gas supply; (vii) risks resulting from uninsured property damage to Company property, intentional or otherwise; (viii) unanticipated changes in interest or foreign currency

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exchange rates or in rates of inflation; (ix) economic factors that could cause a severe downturn in certain key industries, thus affecting demand for natural gas; (x) unanticipated changes in operating expenses and capital expenditures; (xi) unanticipated changes in future liabilities relating to employee benefit plans; (xii) capital market conditions, including their effect on pension costs; (xiii) competition for new energy development opportunities; (xiv) potential inability to obtain permits, rights of way, easements, leases or other interests or other necessary authority to construct pipelines, develop storage or complete other system expansions; and (xv) legal and administrative proceedings and settlements. All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, also are expressly qualified by these cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: October 7, 2004	/s/ David H. Anderson
Senior Vice President and
Chief Financial Officer

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